Exhibit 32

                   CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Tintic Gold Mining Company (the "Registrant") on Form 10-KSB for the fiscal year ended December 31, 2003, as filed with the Commission on the date hereof (the "Annual Report"), we, George Christopulos, CEO, President, and Chairman of the Board of the Registrant, and Hugh Coltharp, Secretary/Treasurer and a director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

                                            s/ George P. Christopulos
Dated: March 8, 2004
      ---------------                       -------------------------------
                                            George P. Christopulos
                                            Chairman of the Board, President,
                                            CEO, Chief Financial Officer (CFO)


                                            s/ Hugh N. Coltharp
Dated:  March 8, 2004
      ---------------                       -------------------------------
                                            Hugh N. Coltharp
                                            Secretary/Treasurer and director